As filed with the Securities and Exchange Commission on April 13, 1999
                                                      Registration No. 333-70773


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                Amendment No. 2
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                RSI SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                     41-1767211
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              5555 West 78th Street
                                     Suite F
                             Edina, Minnesota 55439
                                 (612) 896-3020

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:
       Donald C. Lies                            Robert R. Ribeiro, Esq.
   Chief Executive Officer                        Hinshaw & Culbertson
      RSI Systems, Inc.                         3300 Piper Jaffray Tower
   5555 West 78th Street                         222 South Ninth Street
          Suite F                             Minneapolis, Minnesota 55402
   Edina, Minnesota 55439                            (612) 334-8025
      (612) 896-3020

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                     Proposed             Proposed
       Title of Each               Amount             Maximum              Maximum            Amount of
     Class of Securities            to be          Offering Price         Aggregate         Registration
      to be Registered            Registered        Per Share*         Offering Price*           Fee
--------------------------------------------------------------------------------------------------------

       Common Stock
     ($.01 par value)             1,439,000           $2.25              $3,237,750            $1,435
========================================================================================================

* Estimated solely for purposes of computing the registration fee and based upon the last sales prices for such Common Stock on April 12, 1999, as reported on the Nasdaq Small Cap Market system.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS                                                SUBJECT TO COMPLETION
                                                              APRIL 13, 1999


                                RSI SYSTEMS, INC.


                                1,439,000 SHARES
                                       OF
                                  COMMON STOCK
                                ($.01 PAR VALUE)


         This prospectus relates to the sale from time to time of 1,439,000 shares of RSI Systems, Inc., a Minnesota corporation, by the shareholders named in the section called "Selling Shareholders." RSI will not receive any proceeds from the sale of the Shares.

         The common stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market System under the symbol "RSIS." On April 12, 1999, the last reported sale price of the common stock as reported on the Nasdaq SmallCap Market System was $2.25 per share.



         For information concerning certain risks related to this offering, see "Risk Factors" beginning on page 3 of this prospectus.

         The Securities and Exchange Commission and State Regulatory Authorities have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of RSI common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.


                The date of this Prospectus is __________, 1999.

                                RSI SYSTEMS, INC.


         RSI designs, develops, manufactures and markets telecommunications products for video conferencing. RSI was incorporated under the laws of Minnesota on December 21, 1993. On July 25, 1995, RSI conducted a public offering of its common stock.


         In July, 1996, RSI brought in a new management team which redesigned the initial system from one which required a computer to operate into a smaller system which requires only that it be plugged into an ordinary television. In addition, the management team accelerated development of a new, portable video conferencing system -- the Video Flyer(TM).

         The Video Flyer system went into full production for worldwide distribution in July, 1997. The Video Flyer is a self-contained video conferencing component. The system is available in two models: The Video Flyer 384 and the Video Flyer Rocket. The Video Flyer 384 can communicate simultaneously over three high volume digital telephone lines to provide a high quality signal of up to 30 frames per second. The Rocket connects to only a single high volume digital telephone line and provides business quality video conferencing of up to 15 frames per second. Both systems are designed to connect to any size TV, projection system, PC, MAC or laptop (properly configured) and can support most of the popular industry cameras and recording, playback and communication devices.

         The Video Flyer is manufactured in Minnesota by Altron, Inc., a facility that has been regionally recognized as a provider of high quality, component-type assembly products. All product development for the Video Flyer is performed in-house. A significant number of new features are in development. Our management believes these will keep the Video Flyer current in the evolving technological marketplace and continue to enhance its price performance and value.


                                  RISK FACTORS

         You should consider carefully the following risk factors, along with the other information contained in or incorporated by reference in this prospectus, in deciding whether to invest in our securities.

         RSI has suffered operating losses since inception. RSI was formed in December 1993 and has financed its operations to date through sales of its Common Stock. As of June 30, 1998, RSI had an accumulated deficit of $(15,042,000). There can be no assurance that RSI will generate sufficient sales from the Video Flyer System or other products to achieve positive cash flow or profitable operations.

         There is no assurance that RSI's stock will continue to be quoted by Nasdaq. Nasdaq requires several minimum valuations for member companies to remain listed. There can be no assurance that RSI will continue to be able to meet such requirements. If we fail to meet such requirements RSI's common stock could be delisted from the NASDAQ SmallCap Market. If RSI's common stock is delisted for failure to meet the NASDAQ listing requirements, the common stock would be subject to the rules relating to "penny stocks." These rules require brokers who sell penny stocks to persons other than established customers and "institutional accredited investors" to complete documentation, make suitability inquiries of investors and provide investors with information concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell RSI's common stock and may affect the ability of purchasers in this offering to sell RSI common stock in the secondary market.

         RSI's success will be dependent on market acceptance of its videoconferencing product. There can be no assurance that RSI will be able to obtain sufficient acceptance of its products by individuals and organizations to achieve profitable operations. RSI's success will depend on its ability to capitalize on the market opportunity for portable conference room and workgroup conferencing systems and to successfully market its Video Flyer System. RSI believes that the market leaders of portable conference room and workgroup conferencing equipment will be determined during the next several years. To establish its market presence during this period, RSI must convince a significant number of business, education and government entities that the Video Flyer System and other products which may be developed by RSI in the future offer superior features at a reasonable price as compared to other group-type conferencing systems which have been or will become available from RSI's competitors.

         The market for videoconferencing equipment is intensely competitive. RSI's major competitors in the group conferencing market in the United States include PictureTel, Vtel, Tandberg, Vcon, Polycom and Sony. These and other companies provide group conferencing systems that provide quality video and audio signal videoconferencing. In addition, we expect that new competitors will attempt to enter the market and that existing or new competitors will develop systems in the future that duplicate or improve on various features of RSI's system. Many of RSI's competitors are well established, better known, and significantly larger, with substantially greater technical, manufacturing, marketing, and financial resources than RSI. The greater resources of many of our competitors may permit them to respond more rapidly than RSI to changes in technology. RSI's ability to compete in the market will depend upon a number of factors including its success in generating market acceptance of the Video Flyer System and the success of its marketing efforts.

         There can be no assurance that RSI's marketing and distribution strategy will be successful. As of December 31, 1998, we have sold approximately $11 million of the Video Flyer systems and related components. RSI's marketing strategy is to focus on larger businesses, schools and governmental entities which RSI believes will provide the most significant opportunities for sales of its system. RSI markets its system worldwide direct and through distributors and dealers. RSI also sells worldwide through equipment manufacturing relationships with Philips North America and VTEL Corporation. RSI's marketing personnel only have limited experience in marketing RSI's product.

         There can be no assurance that any future advances or the development of new or competitive products by others will not render our video conferencing system less competitive or obsolete. The telecommunications industry is undergoing rapid and significant technical advances. We expect future technology to be superior to the technology currently used in our system.

         We believe the growth of the videoconferencing market is dependent on the availability and acceptance of high speed digital telephone service, often referred to as ISDN. To provide that service to their customers, telephone companies must replace analog switches with digital switches in their local offices. In 1994, approximately 75 percent of all telephone circuits in the United States were capable of providing high speed digital service. Internationally, approximately 84 percent, 80 percent and 58 percent of telephone circuits in Europe, Australia and Japan, respectively, are capable of providing high speed digital service. Although RSI believes high speed digital service will become more available and less expensive in the United States, RSI sales of its products would be materially adversely affected if high speed digital service is not available to, or not accepted by, businesses and individuals. The Video Flyer also operates on existing telephone lines.

         RSI will be materially adversely affected and its ability to continue in business could be jeopardized if it is not able to achieve positive cash flow or profitability or if it is not able to obtain any necessary financing on satisfactory terms. RSI believes that it has sufficient working capital to meet its needs for the foreseeable future. Nonetheless, RSI's working capital requirements may vary substantially from those planned depending on numerous factors, including a failure to generate significant revenues in 1999, unexpected increases in expenses, and other unplanned events. If RSI is unable to generate significant revenues from sales, or if despite sufficient sales, RSI is unable to achieve its targeted margins, it will require additional financing. In addition, RSI may need additional working capital if it experiences higher than anticipated expenses. RSI could also require additional capital to finance future growth or for strategic acquisitions, although no such acquisitions are currently planned.

         Future sales of stock could dilute existing shareholders. Required additional capital would be sought from a number of sources and could include sales of additional shares of capital stock or other securities. Any additional sales of capital stock could be dilutive to investors in this offering.

         RSI is highly dependent on its existing key management, technical and marketing personnel, particularly Donald C. Lies, President and Chief Executive Officer, and on its ability to attract and retain highly qualified personnel in the future. There can be no assurance that RSI will be successful in hiring or retaining qualified personnel. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on RSI. RSI has entered into confidentiality, non-compete and employment agreements with Mr. Lies.

         There can be no assurance that RSI's measures to protect its intellectual property will be successful, that it will be granted any patents in the future, or that any patents that may be granted will be of value to RSI. RSI currently relies on patent and trademark protection for the Video Flyer System. RSI's peripheral videoconferencing system is patented. RSI also claims the trademark Eris Video Flyer and has registered the trademark under federal trademark statutes. RSI has also applied for patents for its peripheral videoconferencing systems in foreign countries. RSI intends to register its copyrights.


         In the absence of meaningful intellectual property protection, RSI may be vulnerable to competitors who could lawfully attempt to copy RSI's products. Moreover, there can be no assurance that other competitors may not independently develop the same or similar technology. While RSI believes that it has all rights necessary to market and sell its system without infringement of intellectual property rights held by others, RSI has not conducted a formal infringement search and there can be no assurance that such conflicting rights do not exist. RSI could incur substantial legal costs in seeking enforcement of its intellectual property rights against infringement or the unauthorized use of its proprietary technology by others or in defending itself against similar claims of others. There can be no assurance that RSI will have sufficient funds to enforce or defend its intellectual property rights.


         Holders of a majority of RSI's stock have the power to control elections of directors. There is no cumulative voting for the election of directors of RSI. Accordingly, the owners of a majority of RSI's outstanding voting stock may elect all the directors, if they choose to do so, and the owners of the remaining shares will not be able to elect any directors. Officers and directors of RSI currently own approximately 21 percent of the outstanding shares of common stock.

         The rights of the holders of the common stock will be subject to, and may be adversely affected by, the rights of the holders of any undesignated shares that may be issued in the future. The Board of Directors is authorized to issue up to 5,000,000 undesignated shares and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares without any further vote or action by RSI's shareholders. Although there is no current intention to do so, the issuance of such shares by RSI could deprive RSI's shareholders of opportunities to sell their shares of the common stock at a premium.

         RSI could adopt in the future one or more additional anti-takeover measures, such as a shareholder rights plan, without first seeking shareholder approval. Those measures could also make a change in control of RSI more difficult. RSI is also subject to provisions of the Minnesota Business Combination Act and the Minnesota Control Share Acquisition Act that make business combinations more difficult.

         RSI has never paid or declared any cash dividends on its common stock and does not intend to pay dividends on its common stock in the foreseeable future. Therefore RSI's common stock is not a suitable investment for someone seeking current dividend income.

         RSI's restated articles of incorporation and Bylaws provide for indemnification of directors to the full extent permitted by the Minnesota Business Corporation Act and to the extent permitted by such law, eliminate or limit the personal liability of directors to RSI and its shareholders of monetary damages for breaches of fiduciary duty. These provisions could require payment to directors by RSI or preclude payments of damages by directors to RSI or shareholders.


                           FORWARD-LOOKING INFORMATION


         Statements made in this prospectus or in the documents incorporated by reference herein that are not statements of historical fact are forward-looking statements within the meaning of federal securities laws. A number of risks and uncertainties, including those discussed under the caption "Risk Factors" above could affect forward-looking statements and could cause actual results to differ materially from the statements made.

                              SELLING SHAREHOLDERS


         The following table sets forth certain information as to the maximum number of shares that may be sold by each of the selling shareholders pursuant to this prospectus. The table assumes all shares being registered in this offering will be sold. However, to RSI's knowledge, the holders of such securities have no commitment to anyone to sell all or part of the securities being registered.


                                                                                            PERCENT OF         SHARES
                                                                            NUMBER OF      COMMON STOCK       ISSUABLE
                                                                          SHARES TO BE      OWNED AFTER    UPON EXERCISE
                             NUMBER OF SHARES        NUMBER OF SHARES    OWNED AFTER THE    COMPLETION     OF OPTIONS OR
NAME                     OWNED PRIOR TO OFFERING      OFFERED HEREBY        OFFERING        OF OFFERING       WARRANTS
----                     -----------------------     ----------------      -----------      -----------    -------------
Byron G. Shaffer                 364,000                 155,000               209,000          3.1%           32,500

Richard F. Craven
  RSI Director                   953,000                 813,000               140,000          2.1%          141,500

Gregory D. Craven                 55,000                  36,000                19,000            *            31,000

Gretchen M. Craven                25,500                   5,000                20,500            *                --

Todd R. Craven                    15,000                   5,000                10,000            *                --

Donald C. Lies
  President, Chairman
  and CEO of RSI                 663,325                 335,000               328,325          4.7%          310,000

Marti Miller
  Vice President -
  Engineering of RSI             120,000                  20,000               100,000          1.5%           20,000

James Hanzlik
  Chief Financial
  Officer of RSI                 100,000                  20,000                80,000          1.2%           20,000


Doug Clapp                        50,000                  50,000                     0            *            50,000
                               ---------               ---------               -------
                               2,345,825               1,439,000               906,825


-----------------------
*        Less than 1 percent.

                              PLAN OF DISTRIBUTION


         The shares will be offered and sold by the selling shareholders for their own accounts. RSI will not receive any proceeds from the sale of the shares pursuant to this prospectus. RSI will pay the expenses of registration of the shares, including legal and accounting fees.

         The selling shareholders may offer and sell the shares from time to time in transactions on the over-the-counter market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of shares. As of the date of this prospectus, RSI is not aware of any agreement, arrangement or understanding between any broker or dealer and the selling shareholders.

         The selling shareholders and any brokers or dealers acting in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.


                                     EXPERTS


         The consolidated financial statements contained in RSI's Annual Report on Form 10-KSB incorporated by reference in this prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect to the financial statements, and incorporated in this prospectus by reference in reliance upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing in giving the report.



                                  LEGAL MATTERS


         The validity of the shares offered hereby has been passed upon for RSI by Hinshaw & Culbertson, 222 South Ninth Street, Minneapolis, Minnesota 55402.



                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The Securities and Exchange Commission maintains an internet site at http://wwe.sec.gov where information regarding issuers (including RSI) may be found.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (Registration No. 333-70773). The registration statement contains more information than this prospectus regarding RSI and its common stock, including exhibits and schedules. You can get a copy of the registration statement at the address listed above or from the internet site.


         The Securities and Exchange Commission allows us to "incorporate" into this prospectus information we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares.

*    Annual Report on Form 10-KSB for the Year ended June 30, 1998

* Quarterly Reports on Form 10-QSB for the Quarters ended December 31, 1998 and September 30, 1998

*    Registration Statement on Form 8-A describing the common stock.

You may request a copy of these documents, at no cost, by writing to:

                              RSI Systems, Inc.
                              5555 W. 78th Street
                              Suite F
                              Edina, MN 55439
                              Phone - (612) 896-3020
                              Fax - (612) 896-3030

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. RSI has not authorized anyone else to provide you with different information. RSI is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.



                              --------------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----


RSI SYSTEMS, INC..........................................................  3
RISK FACTORS..............................................................  3
SELLING SHAREHOLDERS...................................................... 12
PLAN OF DISTRIBUTION...................................................... 13
EXPERTS  ................................................................. 14
LEGAL MATTERS............................................................. 14
WHERE YOU CAN FIND MORE INFORMATION....................................... 14




                                1,439,000 Shares





                                RSI SYSTEMS, INC.




                                  Common Stock






                                 --------------

                                   PROSPECTUS

                                 --------------




                                ___________, 1999

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee                  $ 1,434
         Accounting Fees and Expenses            2,000
         Legal Fees and Expenses                 5,000
         Miscellaneous                           1,000
                                               -------
           Total                               $ 9,434

         All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by RSI.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. The Restated Articles of Incorporation and Bylaws of RSI provides that RSI shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

         RSI also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 16. LIST OF EXHIBITS

         5      Opinion of Hinshaw & Culbertson regarding legality.

         23.1   Consent of independent auditors.

         23.2 Consent of Hinshaw & Culbertson (included in Exhibit 5 to this Registration Statement).

         24     Power of Attorney.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising Under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 12, 1999.


                              RSI SYSTEMS, INC.


                              By /s/ Donald C. Lies
                                 -----------------------------------------------
                                 Donald C. Lies
                                 Chief Executive Officer, President and Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By /s/ Donald C. Lies
   ----------------------------------------------      Dated: April 12, 1999
   Donald C. Lies
   Chief Executive Officer, President and Director
   (principal executive officer) (principal financial officer)
   (principal accounting officer)


By  *
   ---------------------------------------------
   Richard F. Craven                                   Dated: April 12, 1999
   Director


By  *
   ---------------------------------------------
   David W. Stassen                                    Dated: April 12, 1999
   Director


By  *
   ---------------------------------------------
   Manfred D. Haiderer                                 Dated: April 12, 1999
   Director


* By /s/ Donald C. Lies
     -------------------------------------------
     Donald C. Lies                                    Dated: April 12, 1999
     As Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.    Description                                                 Page
-----------    -----------                                                 ----

    5*         Opinion of Hinshaw & Culbertson regarding legality .........

    23.1       Consent of Independent Auditors ............................

    24*        Power of Attorney ..........................................

--------------------
* Previously Filed